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              [WOMBLE CARLYLE SANDRIDGE & RICE, PLLC LETTERHEAD]


                                  EXHIBIT 5.1


                                 April 13, 1998


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia 30326



          Re:  Premier Bancshares, Inc. Registration Statement on Form S-3

Gentlemen:

          As counsel to Premier Bancshares, Inc., a Georgia corporation (the "Company"), we have been requested to render our opinion in connection with the sale of 171,897 shares (the "Shares") of the Company's common stock, $1.00 par value ("Common Stock") by certain stockholders of the Company pursuant to a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

          In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to executed documents of all executed material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

          On the basis of the foregoing and such other investigations as we have deemed necessary in connection with this opinion, we are of the opinion that (i) the Shares have been duly authorized by the Board of Directors of the Company and (ii) assuming that the Registration Statement becomes and remains effective and that applicable state securities laws are complied with, the Shares will, when issued and sold in the manner contemplated in the Registration Statement, be legally issued, fully paid and nonassessable shares of Common Stock.
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                                                        Premier Bancshares, Inc.
                                                                  April 13, 1998
                                                                          Page 2



          We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    Womble Carlyle Sandridge & Rice, PLLC



EOD:nmo